Exhibit 10.8

WEIGHT WATCHERS INTERNATIONAL, INC.

TERM SHEET FOR

EMPLOYEE PERFORMANCE STOCK UNIT AWARDS

FOR GOOD AND VALUABLE CONSIDERATION, Weight Watchers International, Inc., a Virginia corporation (the “Company”), hereby grants to the employee of the Company or its Affiliates as identified below (the “Employee”) the target number of Performance Stock Units specified below which are ultimately payable in shares of Common Stock of the Company (the “PSU Award”). The PSU Award is granted upon the terms, and subject to the conditions, set forth in this Term Sheet, the Company’s stock incentive plan specified below (as amended and restated, the “Plan”), and the Terms and Conditions for Employee Performance Stock Unit Awards promulgated under such Plan and as attached hereto (the “Terms and Conditions”), each hereby incorporated herein by this reference and each as amended from time to time (capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Terms and Conditions or the Plan).

Key Terms and Conditions
Name of Employee:	[ ]
Grant Date:	[ ]
Plan:	Second Amended and Restated Weight Watchers International, Inc. 2014 Stock Incentive Plan
Target Number of Performance Stock Units:	[ ]
Scheduled Vesting Date:	[ ]
Performance Period:	[ ]

Vesting Schedule

1.Time-Vesting Service Condition.  The PSU Award shall only vest upon (a) satisfaction of the Time-Vesting Service Condition as defined herein to be the Employee’s continued employment with the Company or its Affiliates through the Scheduled Vesting Date set forth above or (b) the occurrence of an event detailed in Paragraph 3 below which deems the Time-Vesting Service Condition satisfied.

2.Performance Criteria.

(a)Performance Conditions.  If the Employee satisfies the Time-Vesting Service Condition as discussed in Paragraph 1 above, the number of PSUs that shall be subject to vesting, if any, shall be based on the achievement of the Performance Vesting Condition for each Fiscal Year (determined based on the applicable Achievement Percentage with respect to each Fiscal Year). All determinations with respect to the Company’s Adjusted Operating Income shall be made by the Committee and the Performance Vesting Condition for each Fiscal Year shall not be achieved and the applicable PSUs shall not be eligible to vest until the Committee certifies that such Performance Vesting Condition for that Fiscal Year has been met.

(b)Adjusted Operating Income Achievement. The total number of PSUs that shall be subject to vesting with respect to each Fiscal Year shall be equal to (x) for such Fiscal Year, one-third of the total target number of PSUs granted hereunder multiplied by (y) the applicable Achievement Percentage for such Fiscal Year, determined as follows, and rounded down to the nearest whole PSU:

Level of Achievement	Adjusted Operating Income	Achievement Percentage
Below Threshold	[ ]	[ ]
Threshold	[ ]	[ ]
Target	[ ]	[ ]
Maximum	[ ]	[ ]

The total number of PSUs that shall be subject to vesting with respect to the PSU Award shall be the sum of PSUs determined to be eligible for vesting for the three Fiscal Years during the Performance Period subject to the terms and conditions herein.

3.Termination of Employment; Change in Control. Except as set forth herein, upon a termination of employment, the Employee shall be treated in accordance with the Terms and Conditions.  Notwithstanding anything to the contrary in the Terms and Conditions, in the event of a Change in Control or the Employee’s death or Permanent Disability prior to the Scheduled Vesting Date, the Time-Vesting Service Condition shall be deemed immediately satisfied and the Performance Vesting Condition for any uncompleted Fiscal Year shall be deemed satisfied at target level performance; provided, however, that if such Change in Control, death or Permanent Disability occurs following the end of one or more of the Fiscal Years, then the Performance Vesting Condition with respect to such completed Fiscal Year(s) shall be deemed satisfied based on the actual Achievement Percentage for such Fiscal Year(s).

4.Definitions. For the purposes of this Term Sheet:

(a)“Achievement Percentage” means the percentage multiplier specified above with respect to the “Below Threshold,” “Threshold,” “Target” and “Maximum” levels for the Adjusted Operating Income with respect to each Fiscal Year, or a percentage determined using linear interpolation if actual performance falls between any two levels. Notwithstanding the foregoing, in the event that actual performance does not meet the “Threshold” level for a given Fiscal Year, the “Achievement Percentage” with respect to that Fiscal Year shall be zero.

(b)“Adjusted Operating Income” means, with respect to any Fiscal Year, the Company’s operating income as reported in (or otherwise calculated in a manner consistent with) the Company’s Form 10-Ks as filed with the Securities and Exchange Commission adjusted to exclude the impact of (i) changes in accounting principles, (ii) any material acquisition or divestiture transaction (i.e., one that is expected to involve more than $[   ] million in value) and (iii) any material regulatory matter or litigation in which the Company (or its related entities) is a defendant (i.e., one that is expected to involve judgments, interest, penalties, legal fees, costs and other expenses or exposure in excess of $[   ] million).

(c)“Fiscal Year” means any of the Company’s fiscal years occurring within the Performance Period.

(d)“Performance Vesting Condition” means the achievement of Adjusted Operating

Income for a Fiscal Year as determined under this Term Sheet, at levels at or above “Threshold” level performance for such Fiscal Year.

(e)“Time-Vesting Service Condition” means the Employee’s continued employment with the Company or its Affiliates through the Scheduled Vesting Date identified above.

(f)“Target Amount” means the following targeted amounts of Adjusted Operating Income with respect to each Fiscal Year:

(i)	Fiscal Year [ ]: $[ ] million
(ii)	Fiscal Year [ ]: $[ ] million
(iii)	Fiscal Year [ ]: $[ ] million

*     *     *

By accepting this Term Sheet, the Employee acknowledges that he or she has received and read, and agrees that the Performance Stock Units granted herein are awarded pursuant to the Plan, are subject to and qualified in their entirety by this Term Sheet, the Plan, and the Terms and Conditions, and shall be subject to the terms and conditions of this Term Sheet, the Plan and the Terms and Conditions.  Additionally, the Employee acknowledges and agrees that any right to acceleration or other benefit with respect to the PSU Award under any other written agreement by and between the Employee and the Company or any of its Affiliates, as may be amended from time to time (collectively, “Other Agreements”), is hereby governed by Paragraph 3 above, as may be amended in accordance with the terms of this Term Sheet, with respect to the number of shares of Common Stock to be vested pursuant to such right notwithstanding any term or condition set forth in the Other Agreements.

If the Employee does not sign and return this Term Sheet by [   ], this PSU Award shall be forfeited and shall be of no further force and effect.

WEIGHT WATCHERS INTERNATIONAL, INC.

By:
Name:	Kimberly Samon	Employee Signature
Title:	Chief Human Resources Officer

WEIGHT WATCHERS INTERNATIONAL, INC.

TERMS AND CONDITIONS FOR

EMPLOYEE PERFORMANCE STOCK UNIT AWARDS

Weight Watchers International, Inc., a Virginia corporation (the “Company”), grants to the Employee who is identified on the Term Sheet for Employee Performance Stock Unit Awards provided to the Employee herewith (the “Term Sheet”) the Performance Stock Units specified in the Term Sheet, upon the terms and subject to the conditions set forth in (i) the Term Sheet, (ii) the Company stock incentive plan specified in the Term Sheet (the “Plan”) and (iii) these Terms and Conditions for Employee Performance Stock Unit Awards promulgated under such Plan (these “Terms and Conditions”), each hereby incorporated herein by this reference and each as amended from time to time.

ARTICLE I

DEFINITIONS

Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Term Sheet or the Plan.

Section 1.1 – Cause

“Cause” shall mean (i) the Employee's willful and continued failure to perform his or her material duties with respect to the Company or its Affiliates which continues beyond 10 days after a written demand for substantial performance is delivered to the Employee by the Company or its Affiliates, (ii) willful misconduct by the Employee involving dishonesty or breach of trust in connection with the Employee's employment which results in a demonstrable injury (which is other than de minimis) to the Company or its Affiliates, (iii) conviction for any felony or any misdemeanor involving moral turpitude, or (iv) any material breach of the Employee's restrictive covenants set forth in Section 6.10 below.

Section 1.2 – Code

“Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.3 - Committee

“Committee” shall mean the Compensation Committee of the Board of Directors of the Company.

Section 1.4 – Common Stock

“Common Stock” shall mean the common stock, no par value per share, of the Company.

Section 1.5 – Company

“Company” shall mean Weight Watchers International, Inc.

Section 1.6 - Grant Date

“Grant Date” shall mean the date specified on the Term Sheet on which the PSU Award was granted.

Section 1.7 - Permanent Disability

The Employee shall be deemed to have a “Permanent Disability” if the Employee is unable to engage in the activities required by the Employee's job by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months (in each case, as determined in good faith by a majority of the Committee, which determination shall be conclusive).

Section 1.8 - Performance Stock Units

A “Performance Stock Unit” represents the right to receive, upon satisfaction of the vesting conditions set forth herein, one share of Common Stock.

Section 1.9 - Plan

“Plan” shall mean the Company’s stock incentive plan specified on the Term Sheet.

Section 1.10 - Secretary

“Secretary” shall mean the Secretary of the Company.

ARTICLE II

GRANT OF PSU AWARD

Section 2.1 - Grant of Performance Stock Units

On and as of the Grant Date, the Company irrevocably grants to the Employee the target number of Performance Stock Units specified on the Term Sheet, upon the terms and conditions set forth in the Term Sheet and these Terms and Conditions.  The Performance Stock Units shall vest and become non-forfeitable in accordance with Article III hereof.

Section 2.2 - Consideration to the Company

In consideration of the granting of the PSU Award by the Company, the Employee agrees to render faithful and efficient services to the Company or its Affiliates with such duties and responsibilities as the Company or its Affiliates shall from time to time prescribe.  Nothing in the Term Sheet, in these Terms and Conditions or in the Plan shall confer upon the Employee any right to continue in the employment of the Company or its Affiliates, or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to terminate the employment of the Employee at any time for any reason whatsoever, with or without Cause.  Employee hereby acknowledges and agrees that neither the Company nor its Affiliates nor any other Person has made any representations or promises whatsoever to the Employee concerning the Employee’s employment or continued employment by the Company or its Affiliates.

Section 2.3 - Adjustments

Subject to the provisions of the Plan, in the event that the outstanding shares of the Common Stock subject to a PSU Award are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, change of control, reclassification, stock split, spin-off, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which such PSU Award shall be converted.  Any such adjustment made by the Committee in its sole discretion and in accordance with the provisions of the Plan shall be final and binding upon the Employee, the Company and all other interested persons.

ARTICLE III

VESTING

Section 3.1 - Commencement of Vesting

Unless otherwise provided in the Term Sheet or these Terms and Conditions, so long as the Employee continues to be employed by the Company or its Affiliates, the Performance Stock Units shall vest on the date upon which both the Time-Vesting Service Condition and the Performance Vesting Condition have been achieved (such date, the “PSU Vesting Date”).

Section 3.2 - Expiration of Performance Stock Units

(a)If the Employee’s employment with the Company or its Affiliates is terminated for any reason by the Company or its Affiliates (other than due to a Permanent Disability) or by the Employee (other than due to death) prior to the PSU Vesting Date, the PSU Award shall, to the extent not then vested, be forfeited by the Employee without consideration therefor.

(b)Subject to (a) above, the Employee shall cease any additional vesting in his or her Performance Stock Units upon any termination of his or her employment and the unvested portion of the Performance Stock Units shall be cancelled without payment therefor upon any termination of his or her employment.

ARTICLE IV

STOCKHOLDER RIGHTS

Section 4.1 - Conditions to Issuance of Stock Certificates

The shares of Common Stock deliverable upon the vesting of the Performance Stock Units, or any portion thereof, shall be fully paid and nonassessable.  The Company shall not be required to deliver any certificate or certificates for shares of stock upon the vesting of any Performance Stock Units, or any portion thereof, prior to fulfillment of all of the following conditions:

(a)The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(b)The lapse of such reasonable period of time following the vesting of the Performance Stock Units as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.2 - Rights as Stockholder

(a)PSU Rights.  Unless otherwise set forth herein, the Employee shall receive, as soon as practicable after the PSU Vesting Date (but in no event later than ten (10) business days following the PSU Vesting Date), one share of Common Stock for each vested Performance Stock Unit that the Employee holds hereunder.  Certificates for the Common Stock shall be delivered to the Employee or to the Employee’s legal guardian or representative (or if such Common Stock is evidenced by uncertificated securities registered or recorded in records maintained by or on behalf of the Company in the name of a clearing agency, the Company will cause the Common Stock to be entered in the records of such clearing agency as owned by the Employee).  It shall be a condition of the obligation of the Company upon delivery of Common Stock to the Employee pursuant this Section 4.2 that the Employee pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to such Common Stock.  The Company shall be authorized to take such action as may be necessary, in the opinion of the Company’s counsel (including, without limitation, withholding Common Stock otherwise deliverable to the Employee hereunder and/or withholding amounts from any compensation or other amount owing from the Company to the Employee), to satisfy the obligations for payment of the minimum amount of any such taxes.  Until the PSU Vesting Date, a holder of a Performance Stock Unit shall not be, nor have any of the rights or privileges of, a stockholder of the Company.

(b)Dividend Equivalents for PSU Award.  With respect to each cash dividend or distribution (if any) paid with respect to Common Stock to holders of record on and after the Grant Date but before the PSU Vesting Date, the Company shall maintain a notional account (the “Account”) for the benefit of the Employee, in which the Company shall record the amount of each such cash dividend or distribution (if any) to which the Employee would have been entitled if the Employee had held the same number of shares of Common Stock equal to the target number of Performance Stock Units granted pursuant to the Term Sheet and these Terms and Conditions.  As soon as practicable after the PSU Vesting Date (but in no event later than ten (10) business days following the PSU Vesting Date), the Employee shall, in the discretion of the Company (with respect to the form of payment), be paid an amount equal to the balance of the Account multiplied by the Achievement Percentage (as defined in the Term Sheet) (such product, if any, the “Vested Amount”) in (a) cash or (b) a number of shares of Common Stock equal to the quotient of (i) the Vested Amount, divided by (ii) the Fair Market Value, on the PSU Vesting Date, of one share of Common Stock.  In the event the Vested Amount is paid in shares of Common Stock, if the calculation set forth in the preceding sentence results in fractional shares, the Company shall round such number of shares to the nearest whole number; provided, that if such number is rounded down, the Company shall pay to the Employee an amount in cash equal to the fractional shares based on the Fair Market Value thereof.  In the event the Employee’s employment is terminated for any reason (other than due to death or Permanent Disability) prior to the PSU Vesting Date, the Employee shall forfeit all amounts maintained in the Account without consideration therefor.

(c)Delay of Receipt. Notwithstanding the foregoing, in the event that Employee would be required to make a filing under the Hart-Scott-Rodino Act in connection with receipt of Common Stock, the applicable time period(s) shall be appropriately extended to permit such filing and subsequent receipt of Common Stock (and associated Account) but not beyond March 15th in the year following the year in which the PSU Vesting Date occurs.

(d)Limitation on Obligations.  The Company’s obligation with respect to the Performance Stock Units granted hereunder is limited solely to the delivery to the Employee of shares of Common Stock on the date when such shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation (except as set forth in Section 4.2(b) hereof).  This PSU Award shall not be secured by any specific assets of the Company or any of its Affiliates, nor shall any assets of the Company or any of its Affiliates be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Term Sheet, these Terms and Conditions or the Plan.

(e)Tax Advice.  The Employee is hereby advised to seek his or her own tax counsel regarding the taxation of an award of Performance Stock Units made hereunder.

ARTICLE V

THE COMPANY’S REPRESENTATIONS AND WARRANTIES

Section 5.1 - Authorization

The Company represents and warrants to the Employee that (i) the Term Sheet and these Terms and Conditions has been duly authorized, executed and delivered by the Company, and (ii) upon the vesting of Performance Stock Units (or any portion thereof), the Common Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

Section 5.2 - Registration

The Company shall use reasonable efforts to register the Common Stock on a Form S-8 Registration Statement or any successor to Form S-8 to the extent that such registration is then available with respect to such Common Stock, and (ii) the Company will file the reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “Act”), and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Employee to sell his or her shares of Stock without registration under the 1933 Act within the limitations of the exemptions provided by (A) Rule 144 under the 1933 Act, as such rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC.

ARTICLE VI

MISCELLANEOUS

Section 6.1 - Administration

The Committee shall have the power to interpret the Plan, the Term Sheet and these Terms and Conditions and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Employee, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Performance Stock Units.  In its absolute discretion, the Board of Directors of the Company may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, the Term Sheet and these Terms and Conditions.

Section 6.2 - Shares to Be Reserved

The Company shall at all times during the term of the PSU Award reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Term Sheet and these Terms and Conditions.

Section 6.3 - Recapitalizations, etc.

The provisions of the Term Sheet and these Terms and Conditions shall apply, to the full extent set forth herein with respect to the PSU Award, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company or its Affiliates (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the PSU Award, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

Section 6.4 - State Securities Laws

The Company hereby agrees to use its best efforts to comply with all state securities or “blue sky” laws which might be applicable to the issuance of the shares underlying the Performance Stock Units to the Employee.

Section 6.5 - Binding Effect

The provisions of the Term Sheet and these Terms and Conditions shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.  In the case of a transferee permitted under the Term Sheet and these Terms and Conditions, such transferee shall be deemed the Employee hereunder; provided, however, that no transferee shall derive any rights under the Term Sheet and these Terms and Conditions unless and until such transferee has delivered to the Company a Joinder (in the form attached hereto as Exhibit A) and becomes bound by the terms of the Term Sheet and these Terms and Conditions.

Section 6.6 - Miscellaneous

In the Term Sheet and these Terms and Conditions, (i) all references to “dollars” or “$” are to United States dollars and (ii) the word “or” is not exclusive.  If any provision of the Term Sheet and these Terms and Conditions shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

Section 6.7 - Notices

Any notice to be given under the terms of the Term Sheet and these Terms and Conditions to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him at the address given on the Term Sheet.  By a notice given pursuant to this Section 6.7, either party may hereafter designate a different address for notices to be given to him or her.  Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 6.7.  Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 6.8 - Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Term Sheet and these Terms and Conditions.

Section 6.9 - Applicability of Plan

The Common Stock issued to the Employee upon the vesting of the Performance Stock Units shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the vesting of the Performance Stock Units (or any portion thereof).  In the event of any conflict between the Term Sheet and these Terms and Conditions, these Terms and Conditions shall control.  In the event of any conflict between the Term Sheet or these Terms and Conditions and the Plan, the terms of the Plan shall control.

Section 6.10 - Covenant Not to Compete; Confidential Information; No Raid; Specific Performance

(a)In consideration of the Company entering into the Term Sheet and these Terms and Conditions with the Employee, the Employee hereby agrees effective as of the Grant Date, for so long as the Employee is employed by the Company or one of its Affiliates and for a period of one year thereafter (the “Noncompete Period”), the Employee shall not, without the Company’s prior written consent, directly or indirectly, engage in, be employed by, act as a consultant for or have a financial interest (other than an ownership position of less than 1% in any company whose shares are publicly traded or any non-voting, non-convertible debt securities in any company) in any business engaged in Company Business, or work for or provide services to any Competitor of the Company or its Affiliates, within the United States or within any foreign country in which the Company or its Affiliates (i) has an office, (ii) is or has engaged in Company Business or (iii) proposes to engage in Company Business, as of the date of the termination of the Employee’s association with the Company.  For the purposes of these provisions, (A) the term “Company Business” shall mean any business related to weight loss or weight management programs, products, services and/or other similar activities; and (B) the term “Competitor” means any natural person, corporation, limited liability company, firm, organization, trust, partnership, association, joint venture, government agency or other entity (including, but not limited to, the websites and other electronic or digital media of such entities) that engages, or proposes to engage, in Company Business, including, but not limited to, (x) entities which are directly engaged in Company Business; and (y) entities which have a primary focus in broader topic areas, but who nevertheless engage in Company Business such as Unilever (Slimfast) (provided, however, only the part of such entities that are engaged in or oversee Company Business shall be deemed a “Competitor” for purposes of these provisions).

(b)The Employee will not disclose or use at any time, any Confidential Information (as defined below) of which the Employee is or becomes aware, whether or not such information is developed by him or her, except (i) to the extent that such disclosure or use is directly related to and required by the Employee performance of duties, if any, assigned to the Employee by the Company or its Affiliates or (ii) pursuant to the order of any court or administrative agency.  As used herein, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company or its Affiliates in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) business and financial results, plans, budgets, and projections, (iv) designs, content and other creative elements associated with products and services or marketing and promotional campaigns and programs, (v) computer software, including operating systems, applications and program listings, (vi) flow charts, manuals and documentation, (vii) data bases, (viii) accounting and business methods, (ix) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (x) customers and clients and customer or client lists, (xi) other copyrightable works, (xii) all technology and trade secrets, and (xiii) all similar and related information in whatever form.  Confidential Information will not include any information that has been published in a form generally available to the public by a person or entity other than the Employee prior to the date the Employee proposes to disclose or use such information.  The Employee acknowledges and agrees that all copyrights, works, inventions, innovations, improvements, developments, patents, trademarks and all similar or related information which relate to the actual or anticipated business of the Company and its subsidiaries (including its predecessors) and conceived, developed or made by the Employee while employed by the Company or its Affiliates belong to the Company.  The Employee will perform all actions reasonably requested by the Company (whether during or after the Noncompete Period) to establish and confirm such ownership at the Company’s expense (including without limitation assignments, consents, powers of attorney and other instruments).

(c)The Employee shall disclose promptly in writing and assign immediately, and hereby assigns to the Company, all of the Employee’s right, title and interest in and to, any original works of authorship, formulas, processes, programs, benchmarking, solutions, tools, content, databases, techniques, know-how, data, developments, innovations, inventions, improvements, trademarks, patents, copyrights or discoveries, whether or not copyrightable, patentable or otherwise legally protectable, and whether or not they exist in electronic form, print form or other tangible or intangible form of medium (hereinafter referred to collectively as “Work Product”), which the Employee makes or conceives, or first reduces to practice or learns, either solely or jointly with others, during his or her employment period with the Company or its Affiliates, through the Employee’s work with the Company or its Affiliates, or with any other person or entity pursuant to an assignment by the Company or its Affiliates.  The Employee acknowledges the special interest the Company and its Affiliates hold in its processes, techniques and technologies and agrees that such processes, techniques and technologies shall not be directly or indirectly used or distributed by the Employee for the interests of any person or entity besides the Company or its Affiliates.

(i)All disclosures and assignments made pursuant to these Terms and Conditions are made without royalty or any additional consideration to the Employee other than the regular compensation paid to the Employee by the Company or its Affiliates.

(ii)The Employee shall execute, acknowledge and deliver to the Company or its Affiliates all necessary documents, and shall take such other action as may be necessary to assist the Company in obtaining by statute, copyrights, patents, trademarks or other statutory or common law protections for the Work Product covered by these Terms and Conditions, vesting title and right in such copyrights, patents, trademarks and other protections in the Company and its designees.  The Employee hereby agrees that the Work Product constitutes a “work made for hire” in accordance with the definition of that term under the U.S. copyright laws.  The Employee shall further assist the Company or its Affiliates in every proper and reasonable way to enforce such copyrights, patents, trademarks and other protections as the Company may desire.  The Employee’s obligation to deliver documents and assist the Company or its Affiliates under these Terms and Conditions applies both during and subsequent to the term of his/her employment.

(iii)Any Work Product which the Employee may disclose to anyone within six (6) months after the termination of his/her employment, or for which the Company or its Affiliates may file an application for copyright, patent, trademark or other statutory or common law protection within twelve (12) months after the termination of said employment, shall be presumed to have been made, conceived, first reduced to practice or learned during the term of the Employee’s employment and fully subject to the terms and conditions set forth herein; provided that if the Employee in fact, conceived any such Work Product subsequent to the termination of the employment and such Work Product is not based upon or derived from Confidential Information of the Company or its Affiliates or does not relate to the scope of work performed by the Employee pursuant to his/her employment duties with the Company or its Affiliates, then such Work Product shall belong to the Employee and shall be the Employee’s sole property.  The Employee assumes the responsibility of establishing by competent legal evidence that such Work Product is not based on such Confidential Information and that the Employee conceived any such Work Product after the termination of his/her employment.

(iv)The Employee represents that the Work Product does not infringe any copyright, patent or other proprietary right of any person or entity.

(v)Attached to and made as part of these Terms and Conditions as Exhibit B is a complete list of all Work Product, whether or not copyrighted, which has been made or conceived or first reduced to practice by the Employee alone or jointly prior to the date of his employment with the Company or its Affiliates.  Such Work Product shall be excluded from the operation of these Terms and Conditions.  If there is no such list on Exhibit B, the Employee represents that no such Work Product exists at the time of execution of these Terms and Conditions.

(d)Without the Company’s prior written consent, the Employee will not, during the Noncompete Period, directly or indirectly, solicit or offer employment to any person who has been employed by the Company or its Affiliates at any time during the twelve months immediately preceding such solicitation.

(e)Notwithstanding clauses (a), (b), (c) and (d) above, if at any time a court holds that the restrictions stated in such clauses (a), (b), (c) and (d) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area.  Because the Employee’s services are unique and because the Employee has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of these Terms and Conditions.  In the event of a breach or threatened breach of these Terms and Conditions, the Company or its Affiliates or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

(f)The Employee acknowledges and agrees that the restrictions and remedies under this Section 6.10 are non-exclusive restrictions and remedies and shall not limit or modify any other restrictive covenants to which Employee is subject to as a result of Employee’s employment with or services to the Company or any of its Affiliates nor shall such restrictions and remedies limit or modify the Company's and its Affiliates’ other rights and remedies to obtain other monetary, equitable or injunctive relief as a result of breach of, or in order to enforce, the terms and conditions of these Terms and Conditions or with respect to any other covenants or agreements between the Company or any of its Affiliates and the Employee or the Employee's obligations under applicable law.

Section 6.11 - Amendment

The Term Sheet and these Terms and Conditions may be amended only by a writing executed by the parties hereto which specifically states that it is amending the Term Sheet or these Terms and Conditions, as applicable.

Section 6.12 - Governing Law

The Term Sheet and these Terms and Conditions shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 6.13 – Jurisdiction

The parties to the Term Sheet and these Terms and Conditions agree that jurisdiction and venue in any action brought by any party hereto pursuant to the Term Sheet and these Terms and Conditions shall properly lie and shall be brought in any federal or state court located in the Borough of Manhattan, City and State of New York.  By execution and delivery of Term Sheet and these Terms and Conditions, each party hereto irrevocably submits to the jurisdiction of such courts for itself, himself or herself and in respect of its, his or her property with respect to such action.  The parties hereto irrevocably agree that venue would be proper in such court, and hereby irrevocably waive any objection that such court is an improper or inconvenient forum for the resolution of such action.

Section 6.14 - Pronouns

The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 6.15 – Counterparts

The Term Sheet and these Terms and Conditions may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

Section 6.16 – Code Section 409A

If any payment of money, delivery of shares of Common Stock or other benefits due to the Employee hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payment, delivery of shares of Common Stock or other benefits shall be deferred if deferral will make such payment, delivery of shares of Common Stock or other benefits compliant under Section 409A of the Code, otherwise such payment, delivery of shares of Common Stock or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company and reasonably acceptable to the Employee, that does not cause such an accelerated or additional tax.

EXHIBIT A

JOINDER

By execution of this Joinder, the undersigned agrees to become a party to that certain Term Sheet for Employee Performance Stock Unit Awards and that certain Terms and Conditions for Employee Performance Stock Unit Awards, effective as of _____________ (collectively, the “Agreement”), among WEIGHT WATCHERS INTERNATIONAL, INC. (the “Company”) and __________________________ (the “Employee”).  By execution of this Joinder, the undersigned shall have all the rights, and shall observe all the obligations, applicable to the Employee (except as otherwise set forth in the Agreement), and to have made on the date hereof all representations and warranties made by such Employee, modified, if necessary, to reflect the nature of the undersigned as a trust, estate or other entity.

Name:

Address for Notices:	With copies to:

Signature:

Date: